Exhibit 32.1

Certification of Chief Executive Officer Required by Rule 13a-14(b)

and Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Douglas A. Pertz, the Chief Executive Officer of IMC Global Inc., certify that (i) the Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2004 of IMC Global Inc. as amended by Amendment No. 1 thereto fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of IMC Global Inc.

September 14, 2004

/s/ Douglas A. Pertz
Douglas A. Pertz